Exhibit 10.16.1
Section 409A Amendment
     WHEREAS, the individual whose name appears on the signature line below (“Employee”) is employed by Mirion Technologies, Inc. (the employer, hereafter the “Company”);
     WHEREAS, Employee is a party to one or more employment agreements or a participant in one or more arrangements (any such agreement or arrangement hereafter collectively, the “Agreement”) that may provide deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
     WHEREAS, Employee and the Company desire to amend the Agreement to comply with Section 409A of the Code;
     NOW, THEREFORE, Employee and the Company agree as follows:
1. Section 409A Compliance. Each Agreement is amended to include the following additional provision:
     “Section 409A of the Code. It is the intention of the parties to this Agreement that no payment or entitlement pursuant to this Agreement give rise to any adverse tax consequences to the Employee under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretative guidance thereunder, including that issued after the date hereof (collectively, “Section 409A”) and the Agreement shall be interpreted to that end and consistent with that objective.
     Notwithstanding any provision in this Agreement to the contrary, if the Employee is a “specified employee” (as defined for purposes of Section 409A) on the date of separation from service, no payment of deferred compensation subject to Section 409A under this Agreement shall be made to the Employee during the six-month period beginning on the date of separation from service unless the Company determines in good faith that the payment is exempt from Section 409A’s required delay for specified employees. If any payment to the Employee is delayed pursuant to the foregoing sentence, such payment instead shall be made on the first business day following the expiration of the six-month period referred to in the prior sentence. The Company shall not be liable for any determination, made in good faith, that a payment of compensation is exempt from Section 409A.”
2. Payment of Bonuses. If the Agreement provides for the payment of an annual incentive bonus, the Agreement is hereby amended to include the following additional provision:

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     “Notwithstanding anything in this Agreement to the contrary, unless otherwise subject to a valid deferral election, the Company shall pay any annual incentive bonus due to Employee no later than two and one-half (2.5) months following the end of the taxable year in which the Employee’s right to the bonus is no longer subject to a substantial risk of forfeiture (or if later, within two and one-half (2.5) months following the end of the Company’s taxable year in which the Employee’s right to the bonus is no longer subject to a substantial risk of forfeiture).”
3. Fringe Benefits. If the Agreement provides for fringe benefits, the Agreement is hereby amended to include the following additional provision:
     “Notwithstanding anything in this Agreement to the contrary, (i) no benefit or payment due to Employee in respect of a fringe benefit shall be subject to liquidation or exchange for another benefit or payment, and (ii) the amount reimbursed under a fringe benefit arrangement in one calendar year shall not affect the amount reimbursed under such arrangement in another calendar year, except that the Company shall not be precluded from imposing a limit on the amount of expenses that may be reimbursed under a medical reimbursement arrangement over some or all of the period in which the arrangement remains in effect.”
4. Reimbursements. If the Agreement provides for reimbursements of expenses (whether reimbursement of business expenses or reimbursement of certain expenses pursuant to a fringe benefit arrangement), the Agreement is hereby amended to include the following additional provision:
     “Notwithstanding anything in this Agreement to the contrary, expense reimbursements shall be made by the Company based upon the Company’s standard business practices but no later than on or before the last day of the Employee’s taxable year following the taxable year in which the expense was incurred.”
5. Tax Payments. If the Agreement provides for reimbursements of taxes (such as a tax gross-up):
     “Notwithstanding anything in this Agreement to the contrary, any reimbursement for taxes due under this Agreement, such as pursuant to a provision providing for a tax gross-up, shall be made by the Company as required but in no event later than the end of the year in which the underlying tax payment was made.”
6. Severance Pay. If the Agreement provides for severance pay (other than a lump sum severance pay), the Agreement is hereby amended to include the following additional provision:

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     “Each severance payment due under this Agreement is hereby designated a “separate payment” for purposes of Section 409A (as defined herein).”
7. Construction. If the Agreement uses different defined terms for the terms “Employee”, “Company” and “Agreement” (as defined herein), then this Amendment shall be construed as if the term contained in this Amendment were replaced with the applicable defined term from the original Agreement.
ACCEPTED AND AGREED:

Signed:
/s/ Thomas Logan
Name:	Thomas Logan

Date:	12/22/08

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